Exhibit 99.1

 October 19, 2012

Dear SoupMan, Inc. shareholders:

Thank you for your commitment and support as we continue to work diligently to make The Original SoupMan® the leading premium soup brand in America.  Our goal is to be available to all, so we can say, “Soup for Everyone!”

Our most important news: We have begun introducing The Original SoupMan in our new Tetra Recart cartons to the $6 billion soup aisle of supermarkets and food retailers nationwide, next to Campbell’s and Progresso.  We also expect that by the first quarter of next year these recipes will be All-Natural.

Some background:  In May 2012, our shelf-stable Tetra Recart carton packaging debuted at the Food Marketing Institute (FMI) Show at the Dallas Convention Center.  Thousands of food retailers from around the world had a chance to see our innovative and vibrant new packaging.  They tasted four delicious varieties that would comprise the launch: Lobster Bisque, Lentil, Tomato Bisque and Chicken Noodle.  Our soups were extremely well received, leading to orders from major retail supermarkets and to a national brokerage arrangement with Advantage Sales & Marketing (“ASM”) (http://www.asmnet.com), one of the most powerful sales and marketing companies in the industry.  They have 30,000 sales associates throughout the U.S. and Canada, and a track record of success with leading brands from clients including Unilever, Mars, Inc., J.M. Smucker Co., Ralcorp/Post Cereals, Energizer, Johnson & Johnson, GlaxoSmithKline and more.  We believe it is a confirmation to the power of our brand and product quality that such a large company would work with our organization.  ASM shares our vision and belief that The Original SoupMan will be a leading soup brand.

Since May, The Original SoupMan has achieved distribution in more than 3,000 grocery stores, including many of the nation’s largest supermarket chains, in time for soup season.  As we add stores, we will update our website (http://www.originalsoupman.com) to indicate locations where you can buy our soups.

H-E-B Supermarkets, with over 340 stores across Texas, was the first to carry our soups.  As of September 27, our soups are also available in more than 1,400 Safeway, Vons, Dominick’s, Randalls, Tom Thumb, Pavilions and Carrs stores in 21 states.  We’re also at supermarkets including A&P, Waldbaum’s, Pathmark, Food Emporium, Super Fresh, Woodman’s, Weiss, Fairway, Associated Food Stores and The Fresh Market.  We are also available at Amazon.com.  We continue to work with ASM to secure additional distribution in the grocery channel for 2013 and beyond.

Business is heating up everywhere: We are building SoupMan into a top-quality, multi-dimensional food company, serving customers through many channels.  In addition, we are assembling a highly talented, experienced executive team.   The ingredients are in place to further establish and grow revenue and to deliver long-term value to our shareholders.

Here’s what’s been happening behind the scenes:

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We are leveraging the star power and influence of our famous business partners and brand ambassadors: Shaquille O’Neal, Jason Alexander and Reggie Jackson.  They have significant equity stakes in SoupMan and believe in our products and where we’re going.  Stay tuned late this year and in 2013 to see how they’ll be leading our marketing efforts and participating in building our brand.

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Tim Gannon, co-founder of Outback Steakhouse, Inc., and inventor of the Bloomin Onion®, has joined our Board of Directors. As our Culinary and Business Development Director, Tim has made an immediate and positive impact on SoupMan, Inc., through his vision and his culinary expertise and will play a significant role helping to bring us to the next level.  Tim is one of the most successful and highly respected executives in the food business.  He was one of the key players that over a 25-year period built Outback Steakhouse Inc. into a 1,400-outlet chain, with over $3.5 billion in annual sales.

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We are expanding our branded foodservice operations, including our program at Tim Horton’s and other restaurant chains, and also becoming part of healthy meals at schools and college campuses nationwide.  Earlier this year, we began serving our Mexicali Beans in all New York City public schools and are currently working on additional vegetarian product approvals.

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Our branded The Original SoupMan soups are also now available at three locations at the College of Staten Island, part of the City University of New York, serving some 540,000 students at 24 institutions in New York City.  We’ve developed a full-scale school lunch program, introduced by Reggie Jackson at the School Nutrition Conference in Denver this summer.  The program includes affordable, low-sodium, low-fat options, including Shaq-A-Roni ‘n Meatballs and many vegetarian recipes.  These new lunches, focused on vegetarian recipes with the guidance of Tim Gannon, meet the new USDA guidelines for school foods. Several school systems across the country are evaluating our program, which reflects Shaq’s personal goal of helping children eat healthily.

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SoupMan’s franchise operations, including a very successful operation at Mohegan Sun Casino in Connecticut, are moving in an exciting direction.  Lloyd Sugarman, co-founder of Johnny Rockets Hamburgers, and his partner, Robert Azinian, are expanding and re-branding our concept.  Their new restaurant at Mohegan Sun at Pocono Downs in Pennsylvania will be branded Al’s Famous New York Delicatessen & Restaurant.  The new concept centers on a 200-seat restaurant serving authentic, fresh-sliced New York deli sandwiches, salads, entrees and a full breakfast menu along with our signature soups.  We anticipate that revenue at this location will be significantly higher than our current model, and that it will become a successful franchise model.

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We recently completed a $954,000 1-year 12% bridge note offering, which was sold to select accredited investors, with Legend Securities, Inc., a FINRA member investment banking firm, acting as placement agent, and are pleased to report that as of August 31, 2012, we have approximately 31 million shares of our common stock outstanding.

We believe we have made a great deal of progress, and, as we look ahead to 2013, we look to continued growth in grocery, in foodservice and in our franchise operations.

As the weather begins to cool, we anticipate that people will heed our cry: Soup’s On!

Thank you for believing in us. We value you and appreciate your support and your patience as we work tirelessly to grow real and sustainable value for our shareholders.

Respectfully,

/s/ Arnold Casale
Arnold Casale, CEO
SoupMan, Inc.

Safe Harbor Statement:

This shareholder letter may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements.  The forward-looking statements contained in this letter include statements regarding the launch of its shelf-stable product, its expected availability and our marketing plans, statements regarding the Company’s school lunch program, and statements regarding the new deli concept restaurant and its impact on franchise revenues. All forward-looking statements in this letter are made as of the date of this letter, and the Company assumes no obligation to update these forward-looking statements other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements, such as our ability to implement our marketing plan, raise sufficient capital to implement the plan and comply with our on-going obligations to our senior secured creditor, and the risk factors discussed in the Business and Management's Discussion and Analysis sections in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K. Copies of these filings are available on the Company’s website www.soupmaninc.com  and at www.sec.gov